As filed with the Securities and Exchange Commission on April 3, 2025
Registration No. 333-275165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OWENS CORNING
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
43-2109021
(I.R.S. Employer Identification Number)
One Owens Corning Parkway
Toledo, Ohio 43659
(419) 248-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gina A. Beredo
Executive Vice President, General Counsel and Chief Administrative Officer
Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
(419) 248-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-275165) (the “2023 Registration Statement”) filed by Owens Corning, a Delaware corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on October 25, 2023.
On May 28, 2024, the Company filed a new Registration Statement on Form S-3 (Registration No. 333-279742) (the “2024 Registration Statement”).
As a result of the filing of the 2024 Registration Statement, the Company has terminated all offerings of its securities pursuant to the 2023 Registration Statement. In accordance with an undertaking made by the Company in Part II of the 2023 Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all such securities of the Company registered under the 2023 Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the 2023 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 3, 2025. No other person is required to sign this Post-Effective Amendment No. 1 to the 2023 Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

OWENS CORNING

By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and
Chief Financial Officer